UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2014

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Entergy Corporation (“Entergy”) held its 2014 Annual Meeting of Shareholders (“Annual Meeting”) on May 2, 2013 in Jackson, Mississippi.  The matters that were submitted to our shareholders for approval at the Annual Meeting and the voting results with respect to each matter are set forth below.  The proposals related to each matter are described in detail in Entergy’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 18, 2014.

Proposal 1

Entergy’s shareholders elected eleven (11) directors to serve until the next annual meeting by the following vote:

Nominee	Voted For	Voted Against	Abstentions	Broker Non-Votes
Maureen S. Bateman	135,210,473	4,055,249	673,624	17,442,834
Leo P. Denault	134,051,040	4,432,511	1,455,795	17,442,834
Kirkland H. Donald	137,855,646	1,435,598	648,102	17,442,834
Gary W. Edwards	136,504,316	2,783,221	651,809	17,442,834
Alexis M. Herman	134,018,605	5,265,603	655,138	17,442,834
Donald C. Hintz	137,540,570	1,826,569	572,207	17,442,834
Stuart L. Levenick	137,917,919	1,352,212	669,215	17,442,834
Blanche L. Lincoln	137,309,424	1,991,719	638,203	17,442,834
Stewart C. Myers	136,472,602	2,810,808	655,936	17,442,834
W.J. “Billy” Tauzin	137,324,988	1,881,667	732,691	17,442,834
Steven V. Wilkinson	137,213,144	2,043,624	682,578	17,442,834

Proposal 2

Entergy’s shareholders ratified the selection of Deloitte & Touche as our independent registered public accountants for 2014 as set forth below:

Voted For	Voted Against	Abstentions
154,568,114	2,303,966	510,100

Proposal 3

Entergy’s shareholders approved the advisory vote on named executive officer compensation as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
109,554,484	29,387,060	997,802	17,442,834

Proposal 4

Entergy’s shareholders did not approve a shareholder proposal submitted by March S. Gallagher, Rosendale, New York, regarding decommissioning of the Indian Point nuclear reactors, as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
3,667,959	115,728,969	20,542,418	17,442,834

Proposal 5

Entergy’s shareholders did not approve a shareholder proposal submitted by the New York Office of the State Comptroller on behalf of the New York Common Retirement Fund regarding nuclear safety reporting, as set forth below:

Voted For	Voted Against	Abstentions	Broker Non-Votes
8,028,569	111,673,537	20,237,240	17,442,834

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By:/s/Alyson M. Mount
Alyson M. Mount Senior Vice President and Chief Accounting Officer

Dated: May 6, 2014